CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of our report dated February 23, 2000, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of The Stockback Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
April 30, 2001